Exhibit 99.1

PDS Biotechnology Corporation Announces Proposed Public Offering of Common Stock

Florham Park, NJ, August 10, 2020 - PDS Biotechnology Corporation (“PDS Biotech” or the “Company”) (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. All of the shares in the offering are to be sold by PDS Biotech. PDS Biotech intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares sold in the offering to cover over-allotments, if any.  The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

PDS Biotech intends to use the proceeds from this offering to fund working capital and general corporate purposes.

Oppenheimer & Co. Inc. is acting as the sole book-running manager for the offering.

This offering by PDS Biotech is being made pursuant to an effective registration statement on Form S-3 (File No. 333-240011) previously filed with the U.S. Securities and Exchange Commission ("SEC") on July 22, 2020 and declared effective on July 31, 2020, and the accompanying prospectus contained therein.  The offering of the shares of common stock will be made by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC, and will be available on the SEC's website at http://www.sec.gov or by contacting Oppenheimer & Co. Inc. at 85 Broad Street, 26th Floor, New York, NY 10004, Attention: Equity Syndicate Prospectus Department, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

Before investing in this offering, you should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that PDS Biotech has filed with the SEC that are incorporated by reference in the preliminary prospectus supplement and the accompanying prospectus, which provide more information about PDS Biotech and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations, and assumptions and include statements regarding the proposed public offering and anticipated closing. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, including market conditions, whether the proposed offering is completed, the satisfaction of customary closing conditions related to the proposed offering and the other factors described in PDS Biotech’s filings with the SEC. The information in this release is provided only as of the date of this release, and PDS Biotech undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotechnology
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Alexander Lobo
The Ruth Group
Phone: +1 (646) 536-7035 / +1 (646) 536-7037
Email: alobo@theruthgroup.com